Exhibit 10.1
                              MacroChem Corporation
                               110 Hartwell Avenue
                               Lexington, MA 02421

                                              August 10, 2004


Mr. Robert J. DeLuccia
22 Camelot Court North
White Plains, NY 10603


Dear Bob:

     This letter will confirm our agreement to amend, effective as of June 1, 2004, certain provisions of your employment agreement dated September 11, 2003 (the "Employment Agreement") with MacroChem Corporation (the "Company"), under the terms and conditions that follow:

     1. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The parties hereby agree that paragraph 1.c of the Employment Agreement shall be replaced in its entirety by the following:

     "1.c. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. You will be entitled to participate in all employee benefit plans from time to time in effect for employees of the Company generally, including medical and dental benefit plans and group life insurance, except to the extent such plans are duplicative of benefits otherwise provided you under this agreement. Your participation will be subject to the terms of the applicable plan documents and generally applicable Company policies. In the event you elect not to participate in the Company's medical benefit plan, the Company will reimburse you for health insurance costs in an amount not to exceed the cost to the Company of providing substantially similar benefits through its medical benefit plan."

     2. TRANSPORTATION. The parties hereby agree that paragraph 1.f of the Employment Agreement shall be replaced in its entirety by the following:

     "1.f. TRANSPORTATION. During the term of your employment hereunder, in accordance with Company policy, you shall be entitled to a nonaccountable automobile allowance of $1,500 each month."

     3. CONTINUING EFFECT OF THE EMPLOYMENT AGREEMENT. Except as otherwise expressly provided herein, all terms of the Employment Agreement shall remain in full force and effect.

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     If the foregoing is acceptable to you, please sign this letter in the space provided and return it to me. At the time you sign and return it this letter will take effect as a binding amendment to the Employment Agreement between you and the Company on the basis set forth above. The enclosed copy is for your records.

                                             Sincerely yours,


                                             /s/ John L. Zabriskie
                                             ----------------------------
                                             John L. Zabriskie, Ph.D.
                                             Chairman of the Board of Directors


Accepted and Agreed:
/s/ Robert J. DeLuccia
----------------------
Robert J. DeLuccia

Date: August 11, 2004


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